UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 10, 2006

KINETEK, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	333-19257	36-4109641
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

ArborLake Centre, Suite 550
1751 Lake Cook Road
Deerfield, Illinois 60015
(Address of Principal Executive Offices, including Zip Code)

Telephone:  (847) 945-5591
(Registrant's Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

The Company announced that it has entered into an agreement in principal to be sold to a company sponsored by The Resolute Fund, L.P. In connection with that sale, the Company expects to redeem and pay in full its outstanding notes and bonds. Otherwise terms were not disclosed. The Company expects the closing to occur within approximately 30 days.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Kinetek, Inc.

By: /s/ James B. Carlson
Name: James B. Carlson
Title: Assistant Secretary

DATE: October 10, 2006

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